Exhibit 99.1

USPR Announces New Business Plan

Celebration, Florida – December 3, 2008

M. Jack Kugler, Chief Executive Officer and Chairman of the Board of U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR”), announced a new business plan for 2009. USPR plans to seek private financing to support an expanded drilling and exploration program to be conducted over the next 2-3 years. The plan is designed to increase the proven and probable reserves, which is a change from USPR’s previously stated plan to begin exploration in 2009. Management believes that this approach will use USPR’s resources more effectively and will maximize value for its stockholders.

About U.S. Precious Metals, Inc.:

USPR is a mineral exploration company headquartered in Celebration, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. DE C.V. USPR owns significant exploration rights to approximately 37,000 acres of land in Michoacan, Mexico. USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR’s current plans, intentions and expectations. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR’s actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in USPR’s Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-K for the fiscal year ended May 31, 2008. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:
U.S. Precious Metals, Inc.
M. Jack Kugler, Chairman of the Board/CEO
(407) 566-9310
http://www.usprgold.com